Exhibit 99
NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the second quarter of fiscal 2010 and for the six-months ended March 31, 2010.
HIGHLIGHTS
•	Earnings for the second quarter were $80.4 million or $0.97 per share, an increase of $6.9 million or $0.05 per share from the second quarter of fiscal 2009.

•	Compared to the prior year’s second quarter, production of crude oil and natural gas increased nearly 1.7 billion cubic feet equivalent (“Bcfe”), or 16.6%, to 11.8 Bcfe. Appalachian production increased 1.5 Bcfe or 68.7%, of which 1.3 Bcfe came from the Marcellus Shale. The Company’s production forecast for the entire 2010 fiscal year has been narrowed to a range between 46 and 51 Bcfe. The previous forecast range had been between 44 and 51 Bcfe.

•	Seneca-operated Marcellus production into Midstream’s Covington Gathering System continued to increase during the quarter. The current daily gross production from the Seneca-operated Marcellus wells is 30 million cubic feet per day (“MMCFD”) with six wells flowing.

•	Seneca’s joint-venture partner, EOG Resources, Inc., has completed a pipeline interconnection with Dominion Transmission, Inc. and has commenced sustained production from the joint-venture wells in Clearfield County.

•	The Pipeline and Storage segment of the Company has entered into additional contracts with customers with respect to interstate pipeline projects to transport Marcellus production. The Company recently announced the signing of precedent agreements for substantial capacity on Supply Corporation’s Northern Access expansion project and Empire’s Tioga County Extension Project.

•	The Company is narrowing its GAAP earnings guidance range for fiscal 2010 to a range of $2.45 to $2.70 per share. The previous earnings guidance had been a range between $2.40 to $2.70 per share. This guidance assumes flat NYMEX pricing of $5.00 per Million British Thermal Units (“MMBtu”) for natural gas and $75.00 per barrel (“Bbl”) for crude oil for unhedged production for the remainder of the fiscal year.
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•	A conference call is scheduled for Friday, May 7, 2010, at 11 a.m. Eastern Time.
MANAGEMENT COMMENTS
     David F. Smith, Chairman, President and Chief Executive Officer of National Fuel Gas Company stated: “Throughout the second quarter, the growth opportunities presented by the Marcellus Shale continued to become more evident. Not only has our Exploration and Production segment been able to increase production by 17% over the prior year, but the Pipeline and Storage segment has reached several major milestones in broadening markets for Appalachian gas production. These new markets will help both Seneca and other Marcellus producers alleviate some of the current regional infrastructure constraints.”
     “As we continue to move forward and execute our Appalachian strategy, we are excited about the growth potential present in the Marcellus. With the financial strength provided by the stable and predictable earnings of our regulated businesses, we intend to capitalize on these opportunities and position National Fuel Gas Company as an industry leader in the Appalachian Basin.”
     “With all of the focus on developing the gas-oriented Marcellus, it is important to note that Seneca’s oil and gas balance has provided significant protection from the recent sustained decrease in natural gas commodity prices. With oil accounting for 40 percent of the total production this quarter, Seneca’s earnings benefited from the strength of oil prices, as well as from the increase in natural gas production.”
     “As I have said before, National Fuel’s ability to successfully execute the large number of opportunities available to us will provide benefits for our shareholders, customers and employees.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended March 31, 2010, of $80.4 million or $0.97 per share, compared to the prior year’s second quarter earnings of $73.5 million, or $0.92 per share, an increase of $6.9 million or $0.05 per share. (Note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax, unless otherwise noted).
     Consolidated earnings for the six months ended March 31, 2010, of $144.9 million, or $1.76 per share, increased $114.1 million, or $1.38 per share, from the same period in the prior year, where earnings were $30.8 million, or $0.38 per share.
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	Three Months		Six Months
	Ended March 31,		Ended March 31,
(in thousands except per share amounts)	2010	2009	2010	2009
Reported GAAP earnings	$80,428	$73,484	$144,927	$30,806
Items impacting comparability[1]:
Impairment of oil and gas producing properties				108,207
Impairment of investment in partnership				1,085
Gain on life insurance policies				(2,312)

Operating Results	$80,428	$73,484	$144,927	$137,786

Reported GAAP earnings per share	$0.97	$0.92	$1.76	$0.38
Items impacting comparability[1]:
Impairment of oil and gas producing properties				1.35
Impairment of investment in partnership				0.01
Gain on life insurance policies				(0.03)

Operating Results	$0.97	$0.92	$1.76	$1.71

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the six months ended March 31, 2010, to the comparable period in fiscal 2009. Excluding these items, Operating Results for the six months ended March 31, 2010 of $144.9 million, or $1.76 per share, increased $7.1 million, or $0.05 per share from the same period in the prior year, where Operating Results were $137.8 million, or $1.71 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region, and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the second quarter of fiscal 2010 of $27.4 million, or $0.33 per share, increased $9.3 million, or $0.10 per share, when compared with the prior year’s second quarter. The increase was mainly due to increased natural gas production and higher crude oil prices realized after hedging.
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     Overall production for the current quarter of 11.8 Bcfe increased nearly 1.7 Bcfe, or 16.6 percent compared to the prior year’s second quarter. Production increased 68.7 percent in Appalachia due to higher production mainly from Marcellus wells. In the Gulf of Mexico, production increased by 7.7 percent.
     In addition to the higher production, higher crude oil prices realized after hedging contributed to the increase in earnings. Lower natural gas prices realized after hedging reduced earnings. For the quarter ended March 31, 2010, the weighted average oil price received by Seneca (after hedging) was $77.29 per Bbl, an increase of $20.90 per Bbl from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended March 31, 2010, was $6.54 per thousand cubic feet (“Mcf”), a decrease of $0.99 per Mcf.
     Several other items also impacted earnings; including higher lease operating expenses (“LOE”) (mainly due to higher steam fuel cost and the operating costs associated with the July 2009 acquisition of the Ivanhoe assets in California, and the costs to transport Marcellus production in Appalachia) and higher depletion expense (due mainly to the increase in production). Earnings were also impacted by lower other operating expenses. A bad debt charge related to a customer’s bankruptcy filing and the recognition of actual plugging costs in excess of amounts previously accrued in the prior year’s second quarter did not recur in the current year.
     The Exploration and Production segment’s earnings of $57.2 million, or $0.69 per share, for the six months ended March 31, 2010, compares to a loss of $65.5 million, or $0.82 per share, for the six months ended March 31, 2009. The increase was mainly due to the non-cash impairment charge of $108.2 million taken in the first quarter of fiscal 2009 to write down the value of Seneca’s oil and natural gas producing properties. Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling calculation, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. The impairment at December 31, 2008 was mainly driven by a significant decrease in commodity prices. At March 31, 2010, the ceiling exceeded the book value of Seneca’s oil and gas properties by approximately $290 million.
     Excluding the impact of the ceiling test charge in the prior year’s first quarter, Operating Results for the six months ended March 31, 2010, of $57.2 million or $0.69 per share increased $14.4 million, or $0.16 per share, from the prior year. The increase was primarily due to higher natural gas production and higher crude oil prices realized after hedging.
     Overall production for the six months ended March 31, 2010 increased 18.5 percent to 23.3 Bcfe, an increase of 3.6 Bcfe compared to the prior year’s six month period. Production increased 58.7 percent in Appalachia mainly due to Marcellus production that came on-line during the first and second quarters of the current fiscal year, and higher production from upper Devonian wells. In the Gulf of Mexico, production increased by 23.1 percent due to production from a new discovery that came on-line late in the second quarter of fiscal 2009.
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     In addition to overall higher production, higher crude oil prices realized after hedging contributed to the increase in Operating Results. Lower natural gas prices realized after hedging reduced Operating Results. For the six months ended March 31, 2010, the weighted average oil price received by Seneca (after hedging) was $75.86 per Bbl, an increase of $15.50 per Bbl from the prior year’s six month period. The weighted average natural gas price received by Seneca (after hedging) for the six months ended March 31, 2010, was $6.42 per Mcf, a decrease of $1.76 per Mcf.
     Other items impacting Operating Results for the six months ended March 31, 2010, were higher depletion expense (mainly due to the increase in production) and higher LOE (mainly due to higher steam fuel cost and the operating costs associated with the July 2009 acquisition of the Ivanhoe assets in California, and the costs to transport Marcellus production in Appalachia).
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $12.4 million, for the quarter ended March 31, 2010, decreased $2.7 million when compared with the same period in the prior fiscal year. Transportation revenues for both Supply Corporation and Empire decreased in the current quarter compared to the second quarter of 2009. Persistent strong Niagara/Chippawa basis prices have caused shippers to evaluate lower cost supply sources, and certain shippers have reduced their imports of natural gas from Canada. This has resulted in some contract terminations on Supply Corporation from Niagara and available firm capacity on Empire from Chippawa remaining unsold. In order to offset these lower shipping volumes, Supply Corporation’s Northern Access expansion project and Empire’s Tioga County Extension Project have been designed to utilize that available capacity to provide producers of Marcellus gas a transportation path from the Marcellus supply basins to Canadian and other northeastern markets.
     Higher operating and interest expense also decreased earnings for the current quarter. An increase in efficiency gas revenue due to higher prices and retained volumes during the current quarter partially offset the decrease in earnings for the quarter.
     The Pipeline and Storage segment’s earnings of $22.8 million, for the six months ended March 31, 2010, decreased $9.6 million when compared with the six months ended March 31, 2009. The decrease in earnings for the current six month period was due to higher operating expenses (mainly due to increased pension and operating expenses, and preliminary survey costs associated with the Tioga County Extension Project planned to move Marcellus production to Chippawa), higher property taxes and interest expense and a lower allowance for funds used during construction (“AFUDC”) for the current six month period.
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Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s earnings of $33.3 million, for the quarter ended March 31, 2010, compares to earnings of $32.8 million, for the quarter ended March 31, 2009.
     In the New York Division, earnings decreased $1.0 million. The decrease is primarily due to higher interest expense and the impact of certain regulatory adjustments, partially offset by lower operating expenses. In the Pennsylvania Division, earnings increased $1.5 million due to lower operating expenses and a lower effective tax rate, partially offset by higher interest expense. In addition, in Pennsylvania, the impact on earnings of lower customer usage due to customer conservation efforts more than offset the positive impact of colder weather during the current quarter.
     The Utility segment’s earnings of $56.3 million for the six months ended March 31, 2010, increased from earnings of $54.9 million for the six months ended March 31, 2009. Earnings in Distribution’s New York Division for the six months ended March 31, 2010, of $36.0 million decreased $0.5 million compared to the prior year. Higher interest expense more than offset the impact of lower operating expenses during the six-month period.
     For the six months ended March 31, 2010, earnings in Distribution’s Pennsylvania Division of $20.3 million increased $1.9 million compared to the prior year. Lower operating expenses and a lower effective tax rate more than offset higher interest expense and lower customer usage.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended March 31, 2010, of $6.0 million increased $0.4 million compared to the second quarter of the prior year. Earnings for the six months ended March 31, 2010, in the Energy Marketing segment of $7.1 million increased $0.9 million compared to the prior year. The increase in the quarter and year to date earnings is due to higher margin and lower operating expenses compared to the same periods in fiscal 2009.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged through subsidiaries, in the purchase, processing, transportation and sale of landfill gas; Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas, and National Fuel Gas
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Midstream Corporation, formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region.
     Earnings in the Corporate and All Other category for the quarter ended March 31, 2010, were $1.4 million, a decrease of $0.4 million compared to the prior year’s second quarter earnings of $1.8 million. The decrease in earnings was mainly due to higher interest expense and higher income taxes. Higher margins from the timber operations (mainly due to lower prices paid for purchased logs and stumpage), higher margins in the landfill gas operations and higher interest income partially offset the decrease in earnings.
     Earnings in the Corporate and All Other category for the six months ended March 31, 2010, were $1.6 million, a decrease of $1.2 million when compared to the prior year’s earnings. The comparability of the results for the six months ended March 31, 2010, was impacted by a $2.3 million gain recognized on corporate-owned executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC in the prior year’s first quarter. Excluding these items, Operating Results were flat. Higher margins from the timber operations (mainly due to lower prices paid for purchased logs and stumpage), higher margins in the landfill gas operations and higher interest income were offset by higher interest expense and higher income taxes.
EARNINGS GUIDANCE
     The Company is narrowing its earnings guidance for fiscal 2010 to reflect actual results for the six months ended March 31, 2010, as well as the change in the lower end of the production guidance range for the fiscal year. The revised GAAP earnings range is $2.45 to $2.70 per share. The previous guidance range had been $2.40 to $2.70 per share. This includes oil and gas production for fiscal 2010 for the Exploration and Production segment in a range between 46 and 51 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, May 7, 2010, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-356-3377, and using the passcode “87921204.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll free) 888-286-8010 using passcode “94473740.” Both the webcast and telephonic replay will be available until the close of business on Friday, May 14, 2010.
     National Fuel is an integrated energy company with $5.0 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available on its Internet
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website: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; changes in laws and regulations to which the Company is subject, including those involving taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; significant differences between the Company’s projected and actual capital expenditures and operating expenses, and unanticipated project delays or changes in project costs or plans; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties;
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changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Second quarter 2009 GAAP earnings	$18,107	$15,186	$32,819	$5,579	$1,793	$73,484

Drivers of operating results
Higher (lower) crude oil prices	10,588					10,588
Higher (lower) natural gas prices	(4,606)					(4,606)
Higher (lower) natural gas production	9,617					9,617
Higher (lower) crude oil production	(1,724)					(1,724)
Lower (higher) lease operating expenses	(2,183)					(2,183)

Higher (lower) transportation revenues		(1,448)				(1,448)
Higher (lower) efficiency gas revenues		2,029				2,029
Lower (higher) operating expenses	762	(1,576)	2,031	95		1,312
Lower (higher) depreciation / depletion	(3,477)	605				(2,872)
Lower (higher) property, franchise and other taxes		(466)				(466)

Usage			(1,239)			(1,239)
Colder weather in Pennsylvania			313			313
Regulatory true-up adjustments			(378)			(378)

Higher (lower) margins				172	1,056	1,228

Higher (lower) interest income	(209)	(236)			2,249	1,804
(Higher) lower interest expense	551	(1,295)	(1,498)		(2,421)	(4,663)

(Higher) lower income tax expense			2,137		(1,311)	826

All other / rounding	(43)	(351)	(912)	123	(11)	(1,194)

Second quarter 2010 GAAP earnings	$27,383	$12,448	$33,273	$5,969	$1,355	$80,428

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Second quarter 2009 GAAP earnings	$0.23	$0.19	$0.41	$0.07	$0.02	$0.92

Drivers of operating results
Higher (lower) crude oil prices	0.13					0.13
Higher (lower) natural gas prices	(0.06)					(0.06)
Higher (lower) natural gas production	0.12					0.12
Higher (lower) crude oil production	(0.02)					(0.02)
Lower (higher) lease operating expenses	(0.03)					(0.03)

Higher (lower) transportation revenues		(0.02)				(0.02)
Higher (lower) efficiency gas revenues		0.02				0.02
Lower (higher) operating expenses	0.01	(0.02)	0.02	—		0.01
Lower (higher) depreciation / depletion	(0.04)	0.01				(0.03)
Lower (higher) property, franchise and other taxes		(0.01)				(0.01)

Usage			(0.02)			(0.02)
Colder weather in Pennsylvania			—			—
Regulatory true-up adjustments			—			—

Higher (lower) margins				—	0.01	0.01

Higher (lower) interest income	—	—			0.03	0.03
(Higher) lower interest expense	—	(0.02)	(0.02)		(0.03)	(0.07)

(Higher) lower income tax expense			0.03		(0.01)	0.02

All other / rounding	(0.01)	—	(0.02)	—		(0.03)

Second quarter 2010 GAAP earnings	$0.33	$0.15	$0.40	$0.07	$0.02	$0.97

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Six months ended March 31, 2009 GAAP earnings	$(65,450)	$32,362	$54,907	$6,178	$2,809	$30,806
Items impacting comparability:
Gain on life insurance policies					(2,312)	(2,312)
Impairment of investment in partnership					1,085	1,085
Impairment of oil and gas properties	108,207					108,207

Six months ended March 31, 2009 operating results	42,757	32,362	54,907	6,178	1,582	137,786

Drivers of operating results
Higher (lower) crude oil prices	16,324					16,324
Higher (lower) natural gas prices	(15,506)					(15,506)
Higher (lower) natural gas production	20,371					20,371
Higher (lower) crude oil production	(1,205)					(1,205)
Lower (higher) lease operating expenses	(1,550)					(1,550)

Lower (higher) operating expenses		(2,150)	4,253	182		2,285
Lower (higher) depreciation / depletion	(3,976)					(3,976)
Lower (higher) property, franchise and other taxes		(1,032)				(1,032)

Usage			(2,180)			(2,180)
Colder weather in Pennsylvania						—
Regulatory true-up adjustments						—

Higher (lower) margins				547	2,940	3,487

Lower AFUDC *		(2,780)				(2,780)
Higher (lower) interest income	(1,013)	(225)			3,210	1,972
Lower (higher) interest expense	1,166	(3,199)	(3,226)		(3,836)	(9,095)

(Higher) lower income tax expense			3,506		(2,462)	1,044

All other / rounding	(205)	(174)	(974)	154	181	(1,018)

Six months ended March 31, 2010 GAAP earnings	$57,163	$22,802	$56,286	$7,061	$1,615	$144,927

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Six months ended March 31, 2009 GAAP earnings	$(0.82)	$0.40	$0.68	$0.08	$0.04	$0.38
Items impacting comparability:
Gain on life insurance policies					(0.03)	(0.03)
Impairment of investment in partnership					0.01	0.01
Impairment of oil and gas properties	1.35					1.35

Six months ended March 31, 2009 operating results	0.53	0.40	0.68	0.08	0.02	1.71

Drivers of operating results
Higher (lower) crude oil prices	0.20					0.20
Higher (lower) natural gas prices	(0.19)					(0.19)
Higher (lower) natural gas production	0.25					0.25
Higher (lower) crude oil production	(0.01)					(0.01)
Lower (higher) lease operating expenses	(0.02)					(0.02)

Lower (higher) operating expenses		(0.03)	0.05	—		0.02
Lower (higher) depreciation / depletion	(0.05)					(0.05)
Lower (higher) property, franchise and other taxes		(0.01)				(0.01)

Usage			(0.03)			(0.03)
Colder weather in Pennsylvania						—
Regulatory true-up adjustments						—

Higher (lower) margins				0.01	0.04	0.05

Lower AFUDC *		(0.03)				(0.03)
Higher (lower) interest income	(0.01)	—			0.04	0.03
Lower (higher) interest expense	0.01	(0.04)	(0.04)		(0.05)	(0.12)

(Higher) lower income tax expense			0.04		(0.03)	0.01

All other / rounding	(0.02)	(0.01)	(0.02)	—	—	(0.05)

Six months ended March 31, 2010 GAAP earnings	$0.69	$0.28	$0.68	$0.09	$0.02	$1.76

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2010	2009	2010	2009
SUMMARY OF OPERATIONS
Operating Revenues	$671,380	$804,645	$1,128,392	$1,411,808

Operating Expenses:
Purchased Gas	334,430	485,468	507,217	814,201
Operation and Maintenance	117,019	118,928	211,516	219,816
Property, Franchise and Other Taxes	20,454	20,372	39,113	39,134
Depreciation, Depletion and Amortization	46,891	41,714	91,846	84,056
Impairment of Oil and Gas Producing Properties	—	—	—	182,811

	518,794	666,482	849,692	1,340,018

Operating Income	152,586	138,163	278,700	71,790

Other Income (Expense):
Income from Unconsolidated Subsidiaries	672	974	1,073	2,092
Impairment of Investment in Partnership	—	—	—	(1,804)
Other Income	1,266	947	1,622	5,827
Interest Income	326	1,005	1,480	2,898
Interest Expense on Long-Term Debt	(22,061)	(17,545)	(44,124)	(35,601)
Other Interest Expense	(2,006)	(2,849)	(3,390)	(2,474)

Income Before Income Taxes	130,783	120,695	235,361	42,728

Income Tax Expense	50,355	47,211	90,434	11,922

Net Income Available for Common Stock	$80,428	$73,484	$144,927	$30,806

Earnings Per Common Share:
Basic	$0.99	$0.92	$1.79	$0.39

Diluted	$0.97	$0.92	$1.76	$0.38

Weighted Average Common Shares:
Used in Basic Calculation	81,175,261	79,514,793	80,866,311	79,400,660

Used in Diluted Calculation	82,569,323	80,129,743	82,347,254	80,156,407

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2010	2009

ASSETS
Property, Plant and Equipment	$5,413,119	$5,184,844
Less – Accumulated Depreciation, Depletion and Amortization	2,118,594	2,051,482

Net Property, Plant and Equipment	3,294,525	3,133,362

Current Assets:
Cash and Temporary Cash Investments	426,804	408,053
Cash Held in Escrow	2,000	2,000
Hedging Collateral Deposits	13,657	848
Receivables – Net	226,566	144,466
Unbilled Utility Revenue	38,634	18,884
Gas Stored Underground	14,696	55,862
Materials and Supplies – at average cost	27,754	24,520
Other Current Assets	50,593	68,474
Deferred Income Taxes	40,600	53,863

Total Current Assets	841,304	776,970

Other Assets:
Recoverable Future Taxes	138,435	138,435
Unamortized Debt Expense	13,683	14,815
Other Regulatory Assets	521,917	530,913
Deferred Charges	4,876	2,737
Other Investments	79,219	78,503
Investments in Unconsolidated Subsidiaries	13,713	14,940
Goodwill	5,476	5,476
Intangible Assets	20,637	21,536
Fair Value of Derivative Financial Instruments	48,850	44,817
Other	3,153	6,625

Total Other Assets	849,959	858,797

Total Assets	$4,985,788	$4,769,129

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized – 200,000,000 Shares; Issued and Outstanding – 81,258,186 Shares and 80,499,915 Shares, Respectively	$81,258	$80,500
Paid in Capital	627,871	602,839
Earnings Reinvested in the Business	1,038,869	948,293

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,747,998	1,631,632
Accumulated Other Comprehensive Loss	(38,902)	(42,396)

Total Comprehensive Shareholders’ Equity	1,709,096	1,589,236
Long-Term Debt, Net of Current Portion	1,049,000	1,249,000

Total Capitalization	2,758,096	2,838,236

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,000	—
Accounts Payable	109,145	90,723
Amounts Payable to Customers	64,336	105,778
Dividends Payable	27,222	26,967
Interest Payable on Long-Term Debt	30,512	32,031
Customer Advances	2,715	24,555
Customer Security Deposits	19,426	17,430
Other Accruals and Current Liabilities	110,174	18,875
Fair Value of Derivative Financial Instruments	16,632	2,148

Total Current and Accrued Liabilities	580,162	318,507

Deferred Credits:
Deferred Income Taxes	720,584	663,876
Taxes Refundable to Customers	67,053	67,046
Unamortized Investment Tax Credit	3,638	3,989
Cost of Removal Regulatory Liability	121,954	105,546
Other Regulatory Liabilities	87,215	120,229
Pension and Other Post-Retirement Liabilities	414,479	415,888
Asset Retirement Obligations	92,461	91,373
Other Deferred Credits	140,146	144,439

Total Deferred Credits	1,647,530	1,612,386

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,985,788	$4,769,129

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	March 31,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income Available for Common Stock	$144,927	$30,806
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	182,811
Depreciation, Depletion and Amortization	91,846	84,056
Deferred Income Taxes	41,796	(80,857)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	1,228	808
Impairment of Investment in Partnership	—	1,804
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,437)	(5,927)
Other	6,270	8,997
Change in:
Hedging Collateral Deposits	(12,809)	(22,194)
Receivables and Unbilled Utility Revenue	(101,881)	(149,895)
Gas Stored Underground and Materials and Supplies	37,932	79,128
Unrecovered Purchased Gas Costs	—	34,782
Prepayments and Other Current Assets	31,318	16,954
Accounts Payable	12,179	(45,186)
Amounts Payable to Customers	(41,442)	18,897
Customer Advances	(21,840)	(31,189)
Customer Security Deposits	1,996	968
Other Accruals and Current Liabilities	90,498	215,281
Other Assets	11,285	2,399
Other Liabilities	(535)	(4,301)

Net Cash Provided by Operating Activities	$279,331	$338,142

Investing Activities:
Capital Expenditures	($230,530)	($181,158)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	60
Other	(115)	(595)

Net Cash Used in Investing Activities	($230,645)	($181,693)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$13,437	$5,927
Reduction of Long-Term Debt	—	(100,000)
Dividends Paid on Common Stock	(54,096)	(51,556)
Proceeds From Issuance of Common Stock	10,724	6,989

Net Cash Used In Financing Activities	($29,935)	($138,640)

Net Increase in Cash and Temporary Cash Investments	18,751	17,809
Cash and Temporary Cash Investments at Beginning of Period	408,053	68,239

Cash and Temporary Cash Investments at March 31	$426,804	$86,048

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance
EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$109,158	$87,077	$22,081	$215,511	$183,790	$31,721

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	8,858	8,525	333	17,347	15,617	1,730
Lease Operating Expense	15,688	12,555	3,133	27,932	25,169	2,763
All Other Operation and Maintenance Expense	2,149	3,644	(1,495)	4,333	6,274	(1,941)
Property, Franchise and Other Taxes (Lease Operating Expense)	2,652	2,426	226	5,004	5,381	(377)
Depreciation, Depletion and Amortization	25,891	20,543	5,348	49,803	43,687	6,116
Impairment of Oil and Gas Producing Properties	—	—	—	—	182,811	(182,811)

	55,238	47,693	7,545	104,419	278,939	(174,520)

Operating Income (Loss)	53,920	39,384	14,536	111,092	(95,149)	206,241

Other Income (Expense):
Interest Income	156	479	(323)	309	1,868	(1,559)
Other Interest Expense	(7,885)	(8,733)	848	(15,753)	(17,547)	1,794

Income (Loss) Before Income Taxes	46,191	31,130	15,061	95,648	(110,828)	206,476
Income Tax Expense (Benefit)	18,808	13,023	5,785	38,485	(45,378)	83,863

Net Income (Loss)	$27,383	$18,107	$9,276	$57,163	$(65,450)	$122,613

Net Income (Loss) Per Share (Diluted)	$0.33	$0.23	$0.10	$0.69	$(0.82)	$1.51

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2010	2009	Variance	2010	2009	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$40,971	$39,846	$1,125	$75,475	$75,113	$362
Intersegment Revenues	20,565	21,156	(591)	40,822	41,993	(1,171)

Total Operating Revenues	61,536	61,002	534	116,297	117,106	(809)

Operating Expenses:
Purchased Gas	135	115	20	72	129	(57)
Operation and Maintenance	20,130	17,708	2,422	37,162	33,855	3,307
Property, Franchise and Other Taxes	4,988	4,269	719	10,096	8,509	1,587
Depreciation, Depletion and Amortization	8,883	9,813	(930)	17,722	17,666	56

	34,136	31,905	2,231	65,052	60,159	4,893

Operating Income	27,400	29,097	(1,697)	51,245	56,947	(5,702)

Other Income (Expense):
Interest Income	21	384	(363)	52	398	(346)
Other Income	147	230	(83)	245	3,017	(2,772)
Other Interest Expense	(6,581)	(4,588)	(1,993)	(13,177)	(8,255)	(4,922)

Income Before Income Taxes	20,987	25,123	(4,136)	38,365	52,107	(13,742)
Income Tax Expense	8,539	9,937	(1,398)	15,563	19,745	(4,182)

Net Income	$12,448	$15,186	$(2,738)	$22,802	$32,362	$(9,560)

Net Income Per Share (Diluted)	$0.15	$0.19	$(0.04)	$0.28	$0.40	$(0.12)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

		Three Months Ended			Six Months Ended
		March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

UTILITY SEGMENT
Revenues from External Customers	$348,593	$502,016	$(153,423)	$580,997	$851,653	$(270,656)
Intersegment Revenues	6,149	5,846	303	10,662	10,399	263

Total Operating Revenues	354,742	507,862	(153,120)	591,659	862,052	(270,393)

Operating Expenses:
Purchased Gas	212,197	359,588	(147,391)	339,587	601,484	(261,897)
Operation and Maintenance	58,441	63,070	(4,629)	103,427	112,683	(9,256)
Property, Franchise and Other Taxes	12,267	13,206	(939)	23,002	24,332	(1,330)
Depreciation, Depletion and Amortization	10,077	9,937	140	19,997	19,661	336

	292,982	445,801	(152,819)	486,013	758,160	(272,147)

Operating Income	61,760	62,061	(301)	105,646	103,892	1,754

Other Income (Expense):
Interest Income	136	123	13	854	919	(65)
Other Income	243	237	6	512	512	—
Other Interest Expense	(9,331)	(7,026)	(2,305)	(18,054)	(13,092)	(4,962)

Income Before Income Taxes	52,808	55,395	(2,587)	88,958	92,231	(3,273)
Income Tax Expense	19,535	22,576	(3,041)	32,672	37,324	(4,652)

Net Income	$33,273	$32,819	$454	$56,286	$54,907	$1,379

Net Income Per Share (Diluted)	$0.40	$0.41	$(0.01)	$0.68	$0.68	$—

		Three Months Ended			Six Months Ended
		March 31,			March 31,
	2010	2009	Variance	2010	2009	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$158,537	$163,545	$(5,008)	$230,273	$278,551	$(48,278)

Operating Expenses:
Purchased Gas	147,166	152,438	(5,272)	215,769	264,888	(49,119)
Operation and Maintenance	1,542	1,688	(146)	2,876	3,156	(280)
Property, Franchise and Other Taxes	7	9	(2)	17	15	2
Depreciation, Depletion and Amortization	11	9	2	21	20	1

	148,726	154,144	(5,418)	218,683	268,079	(49,396)

Operating Income	9,811	9,401	410	11,590	10,472	1,118

Other Income (Expense):
Interest Income	8	24	(16)	14	27	(13)
Other Income	30	67	(37)	46	110	(64)
Other Interest Expense	(9)	(60)	51	(15)	(195)	180

Income Before Income Taxes	9,840	9,432	408	11,635	10,414	1,221
Income Tax Expense	3,871	3,853	18	4,574	4,236	338

Net Income	$5,969	$5,579	$390	$7,061	$6,178	$883

Net Income Per Share (Diluted)	$0.07	$0.07	$—	$0.09	$0.08	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

		Three Months Ended			Six Months Ended
		March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

ALL OTHER
Revenues from External Customers	$13,903	$11,929	$1,974	$25,707	$22,254	$3,453
Intersegment Revenues	—	1,194	(1,194)	—	3,516	(3,516)

Total Operating Revenues	13,903	13,123	780	25,707	25,770	(63)

Operating Expenses:
Purchased Gas	1,506	1,397	109	3,004	3,357	(353)
Operation and Maintenance	7,847	9,871	(2,024)	13,583	19,404	(5,821)
Property, Franchise and Other Taxes	469	392	77	853	756	97
Depreciation, Depletion and Amortization	1,854	1,237	617	3,954	2,675	1,279

	11,676	12,897	(1,221)	21,394	26,192	(4,798)

Operating Income (Loss)	2,227	226	2,001	4,313	(422)	4,735

Other Income (Expense):
Income from Unconsolidated Subsidiaries	672	974	(302)	1,073	2,092	(1,019)
Impairment of Investment in Partnership	—	—	—	—	(1,804)	1,804
Interest Income	28	241	(213)	57	490	(433)
Other Income	12	10	2	40	12	28
Other Interest Expense	(540)	(587)	47	(1,082)	(1,360)	278

Income (Loss) Before Income Taxes	2,399	864	1,535	4,401	(992)	5,393
Income Tax Expense (Benefit)	825	(1,043)	1,868	1,663	(2,032)	3,695

Net Income (Loss)	$1,574	$1,907	$(333)	$2,738	$1,040	$1,698

Net Income (Loss) Per Share (Diluted)	$0.02	$0.02	$(0.00)	$0.03	$0.02	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

		Three Months Ended			Six Months Ended
		March 31,			March 31,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

CORPORATE
Revenues from External Customers	$218	$232	$(14)	$429	$447	$(18)
Intersegment Revenues	1,003	1,055	(52)	1,542	2,058	(516)

Total Operating Revenues	1,221	1,287	(66)	1,971	2,505	(534)

Operating Expenses:
Operation and Maintenance	3,507	3,048	459	6,667	5,967	700
Property, Franchise and Other Taxes	71	70	1	141	141	—
Depreciation, Depletion and Amortization	175	175	—	349	347	2

	3,753	3,293	460	7,157	6,455	702

Operating Loss	(2,532)	(2,006)	(526)	(5,186)	(3,950)	(1,236)

Other Income (Expense):
Interest Income	22,379	18,706	3,673	45,061	39,689	5,372
Other Income	834	403	431	779	2,176	(1,397)
Interest Expense on Long-Term Debt	(22,061)	(17,545)	(4,516)	(44,124)	(35,601)	(8,523)
Other Interest Expense	(62)	(807)	745	(176)	(2,518)	2,342

Income (Loss) Before Income Taxes	(1,442)	(1,249)	(193)	(3,646)	(204)	(3,442)
Income Tax Benefit	(1,223)	(1,135)	(88)	(2,523)	(1,973)	(550)

Net Income (Loss)	$(219)	$(114)	$(105)	$(1,123)	$1,769	$(2,892)

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$(0.01)	$0.02	$(0.03)

		Three Months Ended			Six Months Ended
		March 31,			March 31,
	2010	2009	Variance	2010	2009	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(27,717)	$(29,251)	$1,534	$(53,026)	$(57,966)	$4,940

Operating Expenses:
Purchased Gas	(26,574)	(28,070)	1,496	(51,215)	(55,657)	4,442
Operation and Maintenance	(1,143)	(1,181)	38	(1,811)	(2,309)	498

	(27,717)	(29,251)	1,534	(53,026)	(57,966)	4,940

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(22,402)	(18,952)	(3,450)	(44,867)	(40,493)	(4,374)
Other Interest Expense	22,402	18,952	3,450	44,867	40,493	4,374

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

			Three Months Ended					Six Months Ended
			March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2010		2009		(Decrease)	2010		2009		(Decrease)
Capital Expenditures:
Exploration and Production	$143,249	(1)	$30,751	(3)	$112,498	$190,986	(1)(2)	$117,161	(3)	$73,825
Pipeline and Storage	8,491		10,719	(4)	(2,228)	15,478		30,220	(4)(5)	(14,742)
Utility	13,573		12,234		1,339	25,525		25,823		(298)
Energy Marketing	95		9		86	99		11		88

Total Reportable Segments	165,408		53,713		111,695	232,088		173,215		58,873
All Other	2,851		22		2,829	3,837	(2)	74		3,763
Corporate	107		14		93	134		45		89
Eliminations	—		—		—	—		(344)		344

Total Capital Expenditures	$168,366		$53,749		$114,617	$236,059		$172,990		$63,069

(1)	Amount for the quarter and six months ended March 31, 2010 includes $15.3 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2010 since it represents a non-cash investing activity at that date.

(2)	Capital expenditures for the Exploration and Production segment for the six months ended March 31, 2010 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the six months ended March 31, 2010 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the six months ended March 31, 2010. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2010.

(3)	Amount for the quarter and six months ended March 31, 2009 includes $7.7 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2009 since it represents a non-cash investing activity at that date.

(4)	Amount for the quarter and six months ended March 31, 2009 includes $0.9 million of accrued capital expenditures related to the Empire Connector project. This amount has been excluded from the Consolidated Statement of Cash Flows at March 31, 2009 since it represents a non-cash investing activity at that date.

(5)	Amount for the six months ended March 31, 2009 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the six months ended March 31, 2009. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at March 31, 2009.
     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2010	2009	Normal	Last Year
Three Months Ended March 31

Buffalo, NY	3,327	3,241	3,391	(2.6)	(4.4)
Erie, PA	3,142	3,163	3,176	0.7	(0.4)

Six Months Ended March 31

Buffalo, NY	5,587	5,487	5,704	(1.8)	(3.8)
Erie, PA	5,223	5,211	5,243	(0.2)	(0.6)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,643	2,065	578	5,333	3,811	1,522
West Coast	930	1,027	(97)	1,926	2,049	(123)
Appalachia	3,542	2,059	1,483	6,344	3,910	2,434

Total Production	7,115	5,151	1,964	13,603	9,770	3,833

Average Prices (Per Mcf)
Gulf Coast	$6.02	$4.61	$1.41	$5.42	$5.72	$(0.30)
West Coast	5.79	4.22	1.57	5.19	4.62	0.57
Appalachia	5.97	5.87	0.10	5.57	7.13	(1.56)
Weighted Average	5.96	5.03	0.93	5.46	6.05	(0.59)
Weighted Average after Hedging	6.54	7.53	(0.99)	6.42	8.18	(1.76)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	109	166	(57)	255	294	(39)
West Coast	661	648	13	1,345	1,330	15
Appalachia	9	12	(3)	20	27	(7)

Total Production	779	826	(47)	1,620	1,651	(31)

Average Prices (Per Barrel)
Gulf Coast	$89.22	$40.43	$48.79	$79.81	$47.26	$32.55
West Coast	73.16	36.60	36.56	71.72	42.45	29.27
Appalachia	73.80	43.55	30.25	79.67	58.10	21.57
Weighted Average	75.41	37.47	37.94	73.09	43.56	29.53
Weighted Average after Hedging	77.29	56.39	20.90	75.86	60.36	15.50

Total Production (Mmcfe)	11,789	10,107	1,682	23,323	19,676	3,647

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.75	$0.84	$(0.09)	$0.74	$0.79	$(0.05)
Lease Operating Expense per Mcfe (1)	$1.56	$1.48	$0.08	$1.41	$1.55	$(0.14)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.20	$2.03	$0.17	$2.14	$2.22	$(0.08)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Six Months of Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$74.58 / BBL
Gas	7.8 BCF	$6.90 / MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	1.2 MMBBL	$69.58 / BBL
Gas	15.0 BCF	$6.99 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.7 MMBBL	$67.63 / BBL
Gas	11.2 BCF	$7.23 / MCF
Gross Wells in Process of Drilling
Six Months Ended March 31, 2010

			East
			Marcellus		Upper	Total
	Gulf	West	Shale		Devonian	Company
Wells in Process — Beginning Period
Exploratory	0.00	0.00	14.00	(1)	22.00	36.00
Developmental	0.00	0.00	14.00	(1)	68.00	82.00
Wells Commenced
Exploratory	1.00	0.00	7.00		11.00	19.00
Developmental	0.00	29.00	23.00		54.00	106.00
Wells Completed
Exploratory	0.00	0.00	6.00		4.00	10.00
Developmental	0.00	27.00	9.00		75.00	111.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00		0.00	1.00
Developmental	0.00	0.00	0.00		2.00	2.00
Wells Sold
Exploratory	0.00	0.00	0.00		1.00	1.00
Developmental	0.00	0.00	0.00		0.00	0.00
Wells in Process — End of Period
Exploratory	1.00	0.00	14.00		28.00	43.00
Developmental	0.00	2.00	28.00		45.00	75.00

(1)	Gross exploratory wells were decreased by 11 and developmental wells were increased by 11.
Net Wells in Process of Drilling
Six Months Ended March 31, 2010

			East
			Marcellus		Upper	Total
	Gulf	West	Shale		Devonian	Company
Wells in Process — Beginning Period
Exploratory	0.00	0.00	13.00	(2)	20.00	33.00
Developmental	0.00	0.00	8.50	(2)	67.00	75.50
Wells Commenced
Exploratory	0.29	0.00	7.00		11.00	18.29
Developmental	0.00	26.72	14.72		54.00	95.44
Wells Completed
Exploratory	0.00	0.00	5.00		3.00	8.00
Developmental	0.00	25.36	6.50		75.00	106.86
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00		0.00	1.00
Developmental	0.00	0.00	0.00		2.00	2.00
Wells Sold
Exploratory	0.00	0.00	0.00		1.00	1.00
Developmental	0.00	0.00	0.00		0.00	0.00
Wells in Process — End of Period
Exploratory	0.29	0.00	14.00		27.00	41.29
Developmental	0.00	1.36	16.72		44.00	62.08

(2)	Net exploratory wells were decreased by 6.50 and developmental wells were increased by 6.50.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput — (millions of cubic feet — MMcf)

		Three Months Ended		Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Firm Transportation — Affiliated	43,587	47,255	(3,668)	73,763	80,989	(7,226)
Firm Transportation — Non-Affiliated	68,559	86,217	(17,658)	119,022	154,736	(35,714)
Interruptible Transportation	1,804	1,256	548	2,559	2,875	(316)

	113,950	134,728	(20,778)	195,344	238,600	(43,256)

Utility Throughput — (MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Retail Sales:
Residential Sales	26,413	28,366	(1,953)	43,237	46,533	(3,296)
Commercial Sales	4,256	4,852	(596)	6,746	7,762	(1,016)
Industrial Sales	288	302	(14)	446	445	1

	30,957	33,520	(2,563)	50,429	54,740	(4,311)
Off-System Sales	2,554	1	2,553	2,910	513	2,397
Transportation	24,366	24,256	110	41,427	41,729	(302)

	57,877	57,777	100	94,766	96,982	(2,216)

Energy Marketing Volumes

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Natural Gas (MMcf)	23,996	22,689	1,307	38,097	35,825	2,272

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2010 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2010 (Diluted earnings per share guidance*)				from NYMEX prices used in guidance* ^
				$1 change per MMBtu gas		$5 change per Bbl oil
	Range			Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.45	-	$2.70	+ $0.05	- $0.05	+ $0.03	- $0.03

*	Please refer to forward looking statement footnote beginning at page 8 of this document.

^	This sensitivity table is current as of May 6, 2010 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For the last two quarters of its fiscal 2010 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $5 per MMBtu for natural gas and $75 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2010	2009
Quarter Ended March 31 (unaudited)
Operating Revenues	$671,380,000	$804,645,000

Net Income Available for Common Stock	$80,428,000	$73,484,000

Earnings Per Common Share:
Basic	$0.99	$0.92

Diluted	$0.97	$0.92

Weighted Average Common Shares:
Used in Basic Calculation	81,175,261	79,514,793

Used in Diluted Calculation	82,569,323	80,129,743

Six Months Ended March 31 (unaudited)

Operating Revenues	$1,128,392,000	$1,411,808,000

Net Income Available for Common Stock	$144,927,000	$30,806,000

Earnings Per Common Share:
Basic	$1.79	$0.39

Diluted	$1.76	$0.38

Weighted Average Common Shares:
Used in Basic Calculation	80,866,311	79,400,660

Used in Diluted Calculation	82,347,254	80,156,407

Twelve Months Ended March 31 (unaudited)

Operating Revenues	$1,774,436,000	$2,358,048,000

Net Income Available for Common Stock	$214,829,000	$133,926,000

Earnings Per Common Share:
Basic	$2.67	$1.67

Diluted	$2.63	$1.64

Weighted Average Common Shares:
Used in Basic Calculation	80,380,789	80,252,366

Used in Diluted Calculation	81,749,193	81,882,711